SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

First BanCorp.

(Exact name of registrant as specified in this charter)

Puerto Rico	001-14793	66-0561882

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1519 Ponce De León Avenue, San Juan, Puerto Rico	00908-0146

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 729-8200

ITEM 5. OTHER EVENTS

     On September 25, 2003, First BanCorp. (the “Company”) executed an Underwriting Agreement with UBS Financial Services Incorporated of Puerto Rico, as representative of the various underwriters named therein, for an underwritten public offering of 6,600,000 shares of the Company’s 7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (the “Series E Preferred Stock”), at a price of $25.00 per share (less underwriting discounts and commissions totaling $0.85 per share), together with an overallotment option for an additional 984,000 shares of Series E Preferred Stock. The Underwriting Agreement relating to this offering is being filed as an exhibit hereto.

     A description of the Series E Preferred Stock of First BanCorp. is contained in the Prospectus Supplement dated September 25, 2003 filed with the Securities and Exchange Commission on September 26, 2003 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The offering of the Series E Preferred Stock was made pursuant to the aforementioned Prospectus Supplement relating to a Prospectus dated January 16, 2002, which is part of the Company’s Registration Statement on Form S-3, as amended (SEC File No. 333-75682), which became effective on January 24, 2002, and the Company’s Registration Statement on Form S-3 (SEC File No. 333-109075) filed by the Company pursuant to Rule 462(b), which became effective upon filing on September 24, 2003, both of which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

1.1	Underwriting Agreement for Series E Preferred Stock
5.1	Opinion Regarding Legality of Fiddler, Gonzalez & Rodriguez PSC for Series E Preferred Stock
8.1	Opinion Regarding Tax Matters of Fiddler, Gonzalez & Rodriguez PSC for Series E Preferred Stock

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP.

	By:	/s/ Annie Astor-Carbonell

Annie Astor-Carbonell Senior Executive Vice President and Chief Financial Officer

Date: September 26, 2003